UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        April 12, 2007

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation to be Paid in 2007

On April 12, 2007, the board of directors (the “Board”) of Radiant Systems, Inc. (the “Company”) determined the base salaries to be paid to the Company’s named executive officers for the 2007 fiscal year. John H. Heyman, Chief Executive Officer of the Company, will receive a base salary of $425,000; Alon Goren, Chief Technology Officer of the Company, will receive a base salary of $286,200; Mark E. Haidet, Chief Financial Officer of the Company, will receive a base salary of $263,600; and Andrew S. Heyman, Chief Operating Officer of the Company, will receive a base salary of $325,000.

The Company also entered into short-term incentive plans (“STIPs”) with each of the named executive officers. For the 2007 fiscal year, the target potential award for John H. Heyman, Alon Goren, Mark E. Haidet and Andrew S. Heyman is 100% of base salary, 85% of base salary, 60% of base salary and 100% of base salary, respectively. The STIPs are designed with two performance levels: the expected performance level and the aspirational performance level. In order for the target potential award, or full incentive award, to be earned, the aspirational level of performance must be achieved.

For John H. Heyman and Alon Goren, 67% of their target awards are based on the Company’s achievement of the annual operating income performance level, and 33% of their target awards are based on the Company exceeding the annual operating income performance level. The last portion of the potential target awards is to be paid in a proportionate fashion between the annual operating income performance level, or the expected performance level, and the annual aspirational performance level.

For Mark E. Haidet, 67% of his target award is based on the Company’s achievement of the annual operating income performance level and 33% of his target award is based on the achievement of specified operational objectives assuming the annual operating income performance level was met. Part of the last portion of the potential award related to the achievement of specified expenses as a percent of revenues is to be paid in a proportionate fashion between the expected performance level and the annual aspirational performance level.

For Andrew S. Heyman, 20% of his target award is based on the achievement of the cumulative quarterly contribution margin performance levels, 47% of his target is based on the achievement of the annual contribution margin performance levels, and 33% of his target award is based on exceeding the annual contribution margin performance levels. The last portion of the potential award is also to be paid in a proportionate fashion between the expected performance levels and the annual aspirational performance levels. With regard to Mr. Heyman’s STIP for the 2007 fiscal year, contribution margin is equal to the gross profit of all of the Company’s industry groups less the expenses directly related to the Company’s industry groups. The STIP for Andrew S. Heyman provides for an additional award above the target potential award in an amount equal to five percent on every dollar above the aspirational performance level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ John H. Heyman
Name:	John H. Heyman
Title:	Chief Executive Officer

Dated: April 17, 2007